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                            DEMAND PROMISSORY NOTE
                            ----------------------

                                                                  August 26,1998

     FOR VALUE RECEIVED, the undersigned, Terra Nitrogen, Limited Partnership, a Delaware limited partnership (the "Payor"), HEREBY PROMISES TO PAY ON DEMAND to the order of TERRA CAPITAL, INC., a Delaware corporation (the "Company"), the aggregate principal amount of all advances made hereunder by the Company at its sole discretion to the Payor outstanding at the time of such demand, together with interest (computed on the basis of a year of 360 days) on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, such interest to be payable on demand and on the final day when such principal amount becomes due, at a rate per annum equal to the sum of (a) the Applicable Margin (as defined in the Company's Amended and Restated Credit Agreement with Citibank N.A. as agent dated March 31, 1998 as in effect from time to time) and (b) the Eurodollar Rate as defined therein in effect on the date of this Demand Promissory Note for the initial calendar month and as of the first business day for each other calendar month during which interest accrues.

     The Payor also agrees to pay on demand all costs and expenses, if any, including reasonable and documented counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Demand Promissory Note.

     Both principal and interest hereunder are payable on the day for payment thereof (whether upon demand or otherwise) in lawful money of the United States of America to the Company at the Company's executive offices in Sioux City, Iowa (or at such other location specified by the Company), in same day funds. Whenever any payment hereunder shall be stated to be due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest. All advances made by the Company to the Payor hereunder and all payments made on account of principal hereof shall be recorded by the Company and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Demand Promissory Note.

     This Demand Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Iowa.


                              TERRA NITROGEN, LIMITED PARTNERSHIP
                              By:  Terra Nitrogen Corporation
                              Its: General Partner



                              By:    /s/ F. G. Meyer
                                  -------------------------------
                              Name:  Francis G. Meyer
                              Title: Vice President